Exhibit 99.1

CONSENT OF LAZARD FRÈRES & CO. LLC

The Special Committee of the Board of Directors of

Brookfield Property Partners Limited (the “Special Committee”),

the General Partner of

Brookfield Property Partners L.P.

73 Front Street, 5th Floor

Hamilton

HM 12 Bermuda

Re:	Registration Statement on Form F-4 of Brookfield Asset Management Inc, Brookfield Property Preferred L.P., Brookfield Property Partners L.P., Brookfield Property L.P., Brookfield BPY Holdings Inc., Brookfield BPY Retail Holdings II Inc., BPY Bermuda Holdings Limited, BPY Bermuda Holdings II Limited, BPY Bermuda Holdings IV Limited, BPY Bermuda Holdings V Limited and BPY Bermuda Holdings VI Limited to be filed with the Securities and Exchange Commission as of the date hereof (the “Registration Statement”)

Dear Members of the Special Committee:

  We hereby consent to the inclusion of our opinion letter, dated March 31, 2021, to the Special Committee as Annex I and our valuation dated March 31, 2021 as Annex H to, and reference to such opinion letter and valuation under the headings “Summary - Reports, Opinions, Appraisals and Negotiations,” “The Transaction - Reports, Opinions, Appraisals and Negotiations”, “Special Factors - Background to the Transaction”, “Recommendation of the Special Committee of the BPY Board of Directors - Information Considered; Procedural Safeguards”, “Summary of Valuation and the Fairness Opinion”, “Risk Factors - Risk Factors Relating to the Transaction” and “Certain Securities Laws Matters - MI 61-101” in the circular/prospectus relating to the proposed transaction involving Brookfield Asset Management Inc., BPY Arrangement Corporation, and Brookfield Property Partners L.P., which circular/prospectus forms a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

LAZARD FRÈRES & CO. LLC

By:	/s/ Matthew J. Lustig
Name: Matthew J. Lustig
Title: Managing Director

May 27, 2021